EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-123116) pertaining to the Options to purchase common stock granted under the Amended and Restated 1998 Stock Option Plan of Rendition Networks, Inc. and assumed by Opsware Inc.,

(2)         Registration Statement (Form S-8 No. 333-104904) pertaining to the 2000 Incentive Stock Plan and Employee Stock Purchase Plan of Opsware Inc.,

(3)         Registration Statement (Form S-8/S-3 No. 333-56762) pertaining to the 1999 Stock Plan, 2000 Stock Plan, 2000 Incentive Stock Plan and 2000 Employee Stock Purchase Plan of Loudcloud, Inc.; and

(4)         Registration Statement (Form S-8 No. 333-133320) pertaining to the 2000 Incentive Stock Plan and Employee Stock Purchase Plan of Opsware Inc.

of our reports dated April 10, 2007, with respect to the consolidated financial statements and schedule of Opsware Inc., Opsware, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Opsware Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2007, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Jose, California
April 10, 2007